SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        August 12, 2004
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

In its Form 10-Q for the three months ended June 30, 2004, Unocal Corporation disclosed that it was negotiating a $1.0 billion five-year credit agreement to replace its $600 million credit facility, which was due to terminate on October 31, 2006, and its $400 million 364-day credit agreement, which was due to terminate on September 30, 2004. On August 12, 2004, the $600 million and $400 million bank facilities were terminated and Unocal Corporation and its wholly owned subsidiary, Union Oil Company of California, entered into a $1.0 billion revolving credit agreement with a maturity date of August 12, 2009. This new agreement is filed as an exhibit under Item 7(c) of this report.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

          10. Five-Year Credit Agreement, dated as of August 12, 2004, among Union Oil Company of California and the borrowing subsidiaries from time to time party thereto, as Borrowers; Unocal Corporation, as Guarantor; JPMorgan Chase Bank, as Administrative Agent and Issuing Bank, Citicorp USA, Inc., as Syndication Agent, and the lenders from time to time party thereto.



                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  UNOCAL CORPORATION
                                                      (Registrant)


Date:  August 18, 2004                            By:  /s/ JOE D. CECIL
      ------------------                         -------------------------------
                                                 Joe D. Cecil
                                                 Vice President and Comptroller